Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 Holdings Announces Pricing of Private Offering of $110 Million Senior Secured Notes to Refinance Senior Secured Bridge Loans

New York, May 3, 2018 (GlobeNewswire) - HC2 Holdings, Inc. (“HC2”) (NYSE: HCHC), a diversified holding company, announced today the pricing of $110 million aggregate principal amount of 11.000% Senior Secured Notes due 2019 (the “Notes”), representing an upsize from a previously announced proposed offering of $105 million aggregate principal amount. The Company expects to use the net proceeds from the issuance of the Notes to refinance all of its outstanding senior secured bridge loans (the “Bridge Loans”), for working capital for the Company and its subsidiaries and for general corporate purposes, including the financing of future acquisitions and investments. The Notes are to be issued at an issue price of 102.000% plus accrued interest from December 1, 2017. The offering is expected to close on May 7, 2018, subject to certain closing conditions.

The net proceeds from the Bridge Loans were used by HC2 to complete various acquisitions, including the majority equity interest in DTV America Corporation, the assets of Mako Communications, LLC and Three Angels Broadcasting Network, Inc., as well as certain assets from OTA Broadcasting, LLC, Azteca America, and the acquisition of substantially all of the assets of Northstar and to pay fees and expenses relating to these acquisitions.

The Notes will be issued under the same indenture as the Company’s existing 11.000% Senior Secured Notes due 2019 (the “Existing Notes”). The Notes will constitute part of a single class of securities with the Existing Notes. The offering of Notes is subject to market conditions and other factors.

The Notes will be offered only to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including statements regarding the commencement or completion of the offering. Generally, forward-looking statements include information describing the offering and other actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, statements regarding our expectation regarding building shareholder value. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, the ability of our subsidiaries (including target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, our subsidiaries’ ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HC2 or the applicable subsidiary of HC2, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations and taxes. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For information on HC2 Holdings, Inc., please contact:

Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
212-339-5836